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                                                                   EXHIBIT 10.22






                                 LEASE AGREEMENT

                                     BETWEEN

                          5000 INDEPENDENCE STREET LLC
                                  ("LANDLORD")

                                       AND

                       MEDICAL DEVICE MANUFACTURING, INC.
                                   ("TENANT")



                            5000 INDEPENDENCE STREET
                             ARVADA, COLORADO 80002



                                  JULY 6, 1999

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                                TABLE OF CONTENTS

1. Term .................................................................................................1
2. Rent .................................................................................................2
2.1 Base Rent............................................................................................2
2.2 Adjustment to Base Rent..............................................................................2
2.3 Additional Rent......................................................................................2
2.4 Net Lease............................................................................................3
3. Landlord's Title......................................................................................3
4. Taxes ................................................................................................3
4.1 Obligation for Payment...............................................................................3
4.2 Taxes for Period Other Than Term.....................................................................3
4.3 Other Impositions....................................................................................4
4.4 Estimated Payments...................................................................................4
5. Utilities.............................................................................................4
6. Insurance.............................................................................................4
6.1 "All-Risk" Coverage..................................................................................4
6.2 General Liability....................................................................................5
6.3 Other Matters........................................................................................5
6.4 Additional Insureds..................................................................................5
6.5 Waiver...............................................................................................5
7. Tenant's Obligations..................................................................................6
7.1 Use of the Premises..................................................................................6
7.2 Tenant's Obligations with Respect to Environmental Laws..............................................6
7.3 Right to Contest Laws................................................................................8
8. Encumbrances..........................................................................................9
9. Assignments and Subleases.............................................................................9
10. Signs...............................................................................................10
11. Repairs and Maintenance.............................................................................10
12. Alterations.........................................................................................10
13. Surrender of Premises...............................................................................11
14. Damage and Destruction..............................................................................11
15. Condemnation........................................................................................12
16. Subordination.......................................................................................12
16.1 General............................................................................................12
16.2 Attornment and Non-Disturbance.....................................................................13
17. Landlord's Access...................................................................................13
18. Indemnification and Non-Liability...................................................................14
18.1 Indemnification by Tenant..........................................................................14
18.2 Indemnification by Landlord........................................................................14
18.3 Non-Liability......................................................................................14
19. Covenant of Quiet Enjoyment.........................................................................15
20. Arbitration.........................................................................................15
21. Default.............................................................................................15

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
21.1 Cure...............................................................................................15
21.2 Events of Default..................................................................................15
21.3 Remedies...........................................................................................16
22. Holding Over........................................................................................17
23. Estoppel Certificates...............................................................................17
24. No Waiver...........................................................................................18
25. Miscellaneous.......................................................................................18
25.1 Authority..........................................................................................18
25.2 Force Majeure......................................................................................19
25.3 Memorandum of Lease................................................................................19
25.4 Limitation on Liability............................................................................19
25.5 Notices............................................................................................19
25.6 Attorneys' Fees....................................................................................20
25.7 Binding Effect.....................................................................................20
25.8 Headings; Meaning of Words; Entire Agreement.......................................................20
25.9 Severability.......................................................................................20
25.10 Entire Agreement..................................................................................20
26.11 Governing Law.....................................................................................21


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                                 LEASE AGREEMENT


                  This lease agreement (this "Lease"), is made and entered into this 6 day of July, 1999, by and between 5000 Independence Street LLC, a Colorado limited liability company (the "Landlord"), and Medical Device Manufacturing, Inc., a Colorado corporation ("Tenant").

                                    RECITALS

         A. Tenant, G&D, Inc. dba Star Guide Corporation (the "Company"), Eric Pollock, Helene Pollock, the Helene Pollock Irrevocable Spousal Trust No. 1, the Helene Pollock Irrevocable Spousal Trust No. 2 and G. Archambault have entered into an Agreement for Purchase and Sale of Stock dated the date hereof (the "Purchase Agreement"), pursuant to which Medical Device Manufacturing, Inc. agreed to purchase all of the outstanding stock of the Company, for the consideration stated therein.

         B. The Company has operated its business for the manufacture and sale of precision wire parts and assemblies for medical devices (the "Business") on the real property, including the appurtenances and existing improvements and facility thereon, more commonly known as 5000 Independence Street, Arvada, Colorado 80002 and further described on Schedule A attached hereto (the "Premises"), and Tenant would like to continue to use the Premises for the operation of the Company.

         C. Landlord owns the Premises and desires to lease the Premises to Tenant for the operation of the Company.

                                   AGREEMENTS

         In consideration of the mutual covenants contained herein, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord the Premises. This Lease is made upon the following terms, covenants and conditions:

1.       TERM.

         The term of this Lease (the "Term") will be eight (8) years, commencing on the date of this Agreement (the "Commencement Date"), and expiring at 12 o'clock midnight upon the last day of the month in which the eight anniversary of the Commencement Date occurs, unless sooner terminated as provided herein. Upon written notice to Landlord at least twelve months prior to the commencement of the Renewal Term (as defined below), Tenant shall have the option to renew this Lease for one (1) four (4) year period after the expiration of the Initial Term (the "Renewal Term") upon the same terms and conditions hereunder. The Initial Term and the Renewal Term, if any, are collectively referred to herein as the "Term." If Tenant does not renew the Lease for the Renewal Term, it shall pay a termination fee to Landlord within ten (10) days of the end of the Term in an amount equal to two (2) months Rent.


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2.       RENT.

         2.1 Base Rent. Throughout the Term, Tenant will pay as rent for the Premises the base annual rent (the "Base Rent") as provided in this Section 2. Base Rent will be payable in equal monthly installments on or before the first day of each month, in full, without deduction, abatement or setoff, at the address specified for Landlord in Section 25.5 or such other address as Landlord designates. The first monthly payment will be made concurrently with the execution of this Agreement. Rent for any partial month during the Term will be prorated on a per diem basis.

         2.2 Adjustment to Base Rent. The Base Rent for the first two (2) years of the Term will be equal to $300,000 per year. The Base Rent for the third year of the Term will be adjusted effective as of the first day of the third lease year (the "Market Commencement Date") to an amount equal to the market rental rate for the Premises on the Market Commencement Date. If Landlord and Tenant are unable to agree upon the market rental rate for the third year within ninety
(90) days prior to the commencement of such third lease year, then the market rental rate of the Premises will be determined by a qualified appraiser mutually selected by Landlord and Tenant or, if Landlord and Tenant are unable to agree upon an appraiser within seventy-five (75) days prior to the commencement date of the third lease year, it will be determined by a qualified appraiser selected by two (2) appraisers, one (1) of which Tenant shall designate and the other of which Landlord shall designate at least sixty (60) days prior to the commencement of such third lease year. Each year after the third lease year of the Term (including each year during the Renewal Term) the Base Rent will be adjusted effective as of the first date of the new lease year to an amount equal to the Base Rent payable for the third year of the Term multiplied by the Percentage Increase; provided, however, that the adjusted Base Rent for any year after the third year of the Term (i) will not be less than the Base Rent for the prior year and (ii) will not be increased by more than fifteen percent (15%) of the Base Rent for the prior year. "Percentage Increase" means a fraction, the numerator of which is the Index on the first day of the applicable lease year less the Index on the Market Commencement Date and the denominator of which is the Index on the Market Commencement Date. "Index" means the Consumer Price Index for all Urban Consumers, All Items Index (1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics or such successor index appropriately adjusted that substantially utilizes the same items. If the Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms and number of the items composing the Index, the Index will be adjusted to reflect what would have resulted had the change in the manner of computing the Index not been altered.

         2.3 Additional Rent. All charges, costs, expenses and taxes which Tenant assumes or agrees to pay under any provision of this Lease will constitute "Additional Rent." If Tenant fails to pay any such Additional Rent or any other sum due hereunder when the same will become due, Landlord will have all rights, powers and remedies with respect thereto as are provided herein or by law and will, except as expressly provided herein, after notice to Tenant, have the right to pay the same on behalf of Tenant, and any amount so advanced on Tenant's behalf will constitute and will be payable by Tenant to Landlord as Additional Rent due Landlord hereunder. Tenant will pay all Rent, including all sums required to be paid as Base Rent under Section 2.1 and as Additional Rent under this Section 2.3 and any and all other sums due hereunder when due and payable, without notice or demand. For purposes of this Agreement, Base Rent and Additional Rent are sometimes referred to herein as "Rent."


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         2.4 Net Lease. This Lease is a net lease and it is the intention of the parties that, except as otherwise provided or limited by the specific provisions of this Lease, Tenant will be responsible for all costs and expenses related to the ownership, maintenance, repair and operation of the Premises and all improvements located thereon and incurred or accrued during the Term.

3.       LANDLORD'S TITLE; CONDITION OF PREMISES.

                  Landlord represents that it is the owner and holder of indefeasible fee title to the Premises, subject only to those matters set forth on the title commitment of even date herewith from Land Title Guarantee Company. As of the Commencement Date, the Premises are in good working order and condition and comply in all material respects with the requirements of the Americans with Disabilities Act, as amended from time to time.

4.       TAXES.

         4.1 Obligation for Payment. Tenant will pay as part of Additional Rent all taxes, including without limitation real estate and personal property taxes and assessments, assessed, levied, confirmed or imposed during the Term, whether or not now customary or within the contemplation of Landlord and Tenant:

                  (i) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to the improvements is in Tenant or Landlord;

                  (ii) upon or measured by the Base Rent, including without limitation any gross receipts tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of Base Rent;

                  (iii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, or use by Tenant of the Premises or any portion of the Premises;

                  (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

                  (v) upon the Premises and all personal property, furniture, fixtures and equipment, and all replacements, improvements or additions to them, whether owned by Landlord or Tenant; and

                  (vi) based in whole or in part on Base Rent, whether made in addition to or in substitution for any other tax.

Upon written request of Landlord, Tenant shall deliver to Landlord receipts evidencing payment of any such taxes promptly after request therefor.

         4.2 Taxes for Period Other Than Term. Any tax, including taxes that have been paid by installment payments, relating to a fiscal period of the taxing authority, a part of which period


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is included within the Term and a part of which is included in a period of time prior to the Commencement Date or after the Term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the Term, will be adjusted between Landlord and Tenant as of the Commencement Date or the end of the Term, so that Tenant will pay that portion of the tax or installment which the part of the fiscal period included in the Term bears to the fiscal period, and Landlord will pay the remainder.

         4.3 Other Impositions. Tenant will not be obligated to pay local, state or federal income taxes assessed against Landlord; local, state or federal capital levy of Landlord; or sales, excise, franchise, gift, estate, succession, inheritance or transfer taxes of Landlord or any other taxes or governmental charges or impositions not specifically identified in Section 4.1.

         4.4 Estimated Payments. On or before the first day of each month, Tenant will pay to Landlord one-twelfth (1/12th) of the estimated amounts of taxes due hereunder. If at any time or times it appears to Landlord that the estimated amounts payable under Section 4.1 for the current calendar year are insufficient to pay the taxes due hereunder, Landlord will, by written notice to Tenant, revise its estimate for the year, and subsequent payments by Tenant for such year will be based upon the revised estimate. In the event that Tenant's payments pursuant to this Section 4.4. exceed the actual taxes due, the excess amount, at Tenant's option shall be refunded to Tenant or credited against future payments made pursuant to this Section 4.4.

5.       UTILITIES.

         Tenant, will, at its sole expense pay the appropriate suppliers for all water, sewer, gas, electricity, light, heat, telephone, power and other utilities and communications services required for the operation of or furnished to or consumed on the Premises during the Term, whether or not the services are billed directly to Tenant. Upon written request of Tenant, Landlord shall deliver to Tenant copies of utility invoices billed directly to Landlord for the Premises promptly after request therefor. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon reasonable request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

6.       INSURANCE.

         6.1 "All-Risk" Coverage. Landlord will obtain and keep in force, during the Term, "all-risk" coverage insurance in the customary form in the greater Denver metropolitan area for buildings and improvements of similar character, on all improvements now or after this date located in or appurtenant to the Premises. The amount of the insurance shall be equal to one hundred percent (100%) of the then actual replacement cost of the existing improvements. Within 15 days of receiving notice of the payment by Landlord of an insurance premium for such policy, Tenant shall reimburse Landlord for such insurance premium.



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         6.2 General Liability. Tenant will, at its sole expense, obtain and keep in force during the Term commercial general liability insurance with a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant with respect to the Premises or arising out of Tenant's maintenance or use of the Premises, including without limitation coverage for contractual liability, broad form property damage and non-owned automobile liability. The insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in Section 18. The insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord, its agents and employees, or the property. The limits and coverage of all the insurance will be adjusted by agreement of Landlord and Tenant during every second Lease year during the Term in conformity with the then prevailing custom of insuring liability in the greater Denver metropolitan area, and any disagreement regarding the adjustment will be submitted to arbitration in the manner provided in Section 20.

         6.3 Other Matters. All insurance required in this Section 6 and all renewals of insurance will be issued by companies authorized to transact business in the State of Colorado, and rated at least A-Class VIII by Best's Insurance Reports (property liability). All insurance policies required to be obtained by Tenant (i) will be subject to approval by Landlord and its lender as to form and substance, which approval shall not be unreasonably withheld; (ii) will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and its lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and (iii) will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this Section 6 by appropriate endorsements of its blanket insurance policies.

         6.4 Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or entities as Landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any other persons or entities specified by Landlord, as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. Upon reasonable request of Tenant, Landlord will provide Tenant with a copy of the policy described in Section 6.1.

         6.5 Waiver. Landlord and Tenant waive all rights to recover against each other, or against the officers, directors, shareholders, partners, joint venturers, employees, agents,


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contractors, customers, invitees or visitors of each of theirs (collectively,
"Landlord's Agents" or "Tenant's Agents" as applicable) or of any other occupant of the building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Section 6.5 or any other insurance actually carried by each of them. Landlord and Tenant will use their best efforts to cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof. Tenant will cause all other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section
6.5 and to obtain such waiver of subrogation rights endorsements.

         7.       TENANT'S OBLIGATIONS.

         7.1 Use of the Premises. During the Term, the Premises shall be used by Tenant solely for the conduct of the Business. In addition, Tenant will not use, or permit any portion of the Premises to be used:

                  (i) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy or other governmental requirement;

                  (ii) for any disreputable business or purpose; or

                  (iii) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the Premises or its contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations and other governmental requirements relating to the use, condition or occupancy of the Premises, and all rules, orders, regulations and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Premises are located.

         7.2 Tenant's Obligations with Respect to Environmental Laws.

                  (i) Tenant and the Premises will remain in compliance with all applicable federal, state and local laws, statutes, ordinances and regulations relating to pollution and protection of human health and the environment (collectively, "Environmental Laws"). All governmental permits relating to the use or operation of the Premises required by applicable Environmental Laws are and will remain in effect, and Tenant will comply with them.

                  (ii) Except for Permitted Materials (as defined below), Tenant will not permit to occur any generation, manufacture, storage, treatment, release, transportation or disposal of any Hazardous Materials (as that term is defined below), on, in, under or from the Premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any Hazardous Material other than Permitted Material has been released, discharged, disposed of, transported or stored on, in, under or from the Premises; and if any Hazardous Material other than Permitted Material is found on the Premises which resulted from, or was caused by, Tenant's use of the Premises on or after the Commencement Date, Tenant, at its own


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cost and expense, will immediately take such action as is necessary to remediate or remove the Hazardous Material to the satisfaction of the appropriate governmental authorities and the reasonable satisfaction of Landlord.

                  (iii) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to compliance with or liability under Environmental Laws. If Tenant's use of the Premises on or after the Commencement Date has caused such complaints, claims, citations, demands, inquiries, reports or notices, Tenant will take all reasonable measures to promptly resolve any of those actions and proceedings to the reasonable satisfaction of Landlord. Tenant will keep the Premises free of any lien caused by Tenant's use of the Premises and imposed pursuant to any Environmental Laws.

                  (iv) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of those audits; provided, however, that Landlord shall not conduct more than one environmental audit per year unless otherwise required (a) by law or (b) by a purchaser or a lender with respect to a sale, transfer, refinancing or other similar transaction involving the Premises. Landlord shall give Tenant not less than five days' notice of Landlord's intention to conduct an audit and shall make reasonable efforts not to disrupt Tenant's business during such audits. The audits will be conducted by a qualified consultant of Landlord's choosing, and if any Hazardous Material other than Permitted Material is detected or if a material violation of any of the warranties, representations or covenants of Tenant contained in this Section is discovered and which results from, is permitted by or is caused by Tenant's use of the Premises on or after the Commencement Date, the reasonable fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease within fifteen (15) days of demand by Landlord.

                  (v) Landlord may cause the removal (or other cleanup reasonably acceptable to Landlord) of any Hazardous Materials other than Permitted Materials from the Premises. If Tenant fails to comply with any of Tenant's warranties, representations and covenants contained in this Section 7.2, the reasonable costs of Hazardous Materials removal and any other cleanup (including transportation and storage costs) which results from or is caused by Tenant's use of the Premises on or after the Commencement Date will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable within fifteen (15) days of demand by Landlord. Tenant will give Landlord, its agents and employees, access to the Premises to remove or otherwise clean up any such Hazardous Material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any Hazardous Material, and this Lease will not be construed as creating any such obligation.

                  (vi) Tenant agrees to indemnify and hold Landlord and Landlord's affiliates, shareholders, directors, officers, partners, joint venturers, employees and agents harmless from, against and in respect of all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind that may at any time be imposed upon, incurred by or awarded ("Claims") against Landlord or any of them in connection with:


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                           (1) any Hazardous Materials on, in, under or
affecting all or any portion of the Premises during the Term which results from or is caused by Tenant's use of the Premises;

                           (2) any misrepresentation, inaccuracy or breach of
any warranty, covenant or agreement contained or referred to in this Section
7.2;

                           (3) any violation by Tenant of any Environmental Law
during the Term which results from, is permitted by or is caused by Tenant's use of the Premises; or

                           (4) the imposition of any lien for the recovery of
any costs for environmental cleanup or other response costs relating to the release or threatened release of Hazardous Materials after the Lease Date arising out of Tenant's use of the Premises.

                  (vii) Landlord agrees to indemnify and hold Tenant and Tenant's affiliates, shareholders, directors, officers, partners, joint venturers, employees and agents harmless from, against and in respect of all Claims against Tenant or any of them in connection with any Hazardous Materials present at, on, under, in, affecting or released from the Premises prior to the date of this Lease.

                  (viii) As used in this Lease, the term "Permitted Materials" means Hazardous Materials that are sold, stored, used, generated, treated, released, transported or disposed of in the ordinary course of Tenant's business and in accordance with applicable Environmental Laws.

                  (ix) As used in this Lease, the term "Hazardous Materials" shall mean and include (1) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (2) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (3) asbestos and asbestos containing material, in any form, whether friable or non-friable; (4) polychlorinated biphenyls; (5) radioactive materials; or (6) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law.

         7.3 Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, or, with the prior consent of the Landlord, in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge or liability of any kind against the Premises, or Tenant's interest in the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply, Tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge or liability may be incurred by reason of delay, Tenant may contest and delay, so long as (i) the contest or delay does not subject Landlord to criminal liability and (ii) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this Section


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unless the provision of any applicable law, rule or regulation at the time in effect requires that the proceedings be brought by or in the name of Landlord, or both. In that event Landlord will join the proceedings or permit them to be brought in its name if Tenant pays all related expenses.

8.       ENCUMBRANCES.

         Tenant shall not, without Landlord's prior written consent, create or permit to be created or remain, and will promptly discharge, at its expense, any lien, encumbrance or charge upon the Premises or any part thereof or upon Tenant's leasehold interest therein, which arises out of the use or occupancy of the Premises by Tenant or by reason of any labor and material furnished or claimed to have been furnished to Tenant or by reason of any permitted construction, addition, alteration, repair or restoration on or of any part of the Premises. In the event that any such lien shall be recorded against the Premises, Tenant shall cause such lien to be released or discharged by payment or bonding within thirty (30) days after actual notice of the recordation thereof, or if such lien is not so discharged Tenant shall within such time notify Landlord that Tenant desires in good faith to contest the validity of the lien and/or the claim on which it is based. If Tenant fails to obtain discharge and release of such lien, Landlord, after notice to Tenant, may pay and/or otherwise obtain discharge of such lien, and all expenditures and costs incurred thereby shall be payable as Additional Rent hereunder within thirty days after such notice to Tenant. Notwithstanding the above and subject to Section 16, Tenant shall have the right during the Term to subject Tenant's leasehold interest in the Leased Premises to one or more mortgages or deeds of trust (a "Tenant Mortgage"), or to any one or more extensions, modifications or renewals or replacements of a Tenant Mortgage, if the Tenant Mortgage was entered into for the purpose of securing a loan from an institutional lender ("Tenant Mortgagee") to finance or refinance the costs and expenses of constructing any improvements (and installing equipment and fixtures) and paying costs and fees relating thereto. Landlord hereby agrees to execute a waiver of encumbrance and non-disturbance agreement in a form to be mutually agreed upon by Landlord and NationsCredit Commercial Corporation.

9.       ASSIGNMENTS AND SUBLEASES.

         Without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant will not assign, transfer or sublease this Lease in whole or in part; provided, however, that Tenant, as long as it is not in default under any of the terms or provisions of this Lease, may, without Landlord's consent, (i) assign all (but not a portion) of this Lease to a successor business entity to which Tenant assigns and transfers all or substantially all of its business assets, (ii) transfer all (but not a portion) of this Lease to any entity or person that controls, is controlled by, or is under common control with Tenant (an "Affiliate"), or (iii) transfer all (but not a portion) of this Lease to any entity or person that is not an Affiliate and that has a net worth that is equal to or greater than Tenant's. Notwithstanding such new assignment or transfer, Tenant shall remain liable for the performance of Tenant's covenants and agreements and the payment of all amounts owing under this Lease unless the transfer is to a person or entity identified in clause (iii). Any assignment or subletting in violation of this
Section 9 shall be void. In the event of any assignment or subletting, the assignee or subtenant shall assume all of Tenant's obligations under this Lease and shall be bound to comply with all of the terms and provisions of this Lease and Tenant, except in the case of an assignment to a person or entity identified in clause (iii), and such assignee shall be jointly and severally liable for the performance of Tenant's covenants and agreements under this Lease. Tenant agrees to pay to Landlord, within ten days after demand by Landlord, the reasonable costs and expenses of Landlord in connection with any request by Tenant for consent to an assignment, transfer or sublease, including reasonable attorney's fees, whether or not Landlord consents to such assignment, transfer or sublease. Landlord hereby consents to Tenant entering into a sublease with its wholly owned subsidiary, Star Guide Corporation.

10.      SIGNS.

         Tenant may install signs on the Premises in accordance with federal, state and local statutes, laws, ordinances and codes with Landlord's prior written consent, which consent shall not be unreasonably delayed or withheld.

11.      REPAIRS AND MAINTENANCE.

                  During the Term, Tenant will, at its sole cost and expense, maintain the Premises and make repairs, restorations and replacements to the Premises, as and when needed to preserve the Premises in the same good working order and condition on the date of this Lease. Tenant will also, at its sole cost and expense, maintain and repair all roadways, driveways, parking areas, landscaping, sidewalks, fencing, lighting and other similar improvements located on the Leases Premises, as and when needed to preserve them in the same good working order and condition as on the date of this Lease. If Tenant fails to make repairs, restorations or replacements, Landlord may make them at the expense of Tenant and the expense will be collectible as Additional Rent to be paid by Tenant within fifteen (15) days after delivery of a statement for the expense.

12.      ALTERATIONS.

         Tenant will not make any alterations, additions or improvements to the Premises without Landlord's prior written consent; however, Landlord's prior written consent will not be necessary for any alteration, addition or improvement which:

         (i) costs less than $10,000 including labor and materials;

         (ii) does not change the general character of the Premises, or reduce the fair market value of the Premises below its fair market value prior to the alteration, addition or improvement;

         (iii) is made with due diligence, in a good and workmanlike manner, and in compliance with the laws, ordinances, orders, rules, regulations, certificates of occupancy or other governmental requirements described in
Section 7; and

         (iv) is promptly and fully paid for by Tenant.

         Subject to Tenant's rights in Section 13, all alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises by Tenant, will immediately become Landlord's property and at the end of the Term will remain on the Premises without compensation to Tenant.

13.      SURRENDER OF PREMISES.

         At the end of this Lease, Tenant will surrender the Premises in the same condition as of the date of this Lease. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant, whether or not the trade fixtures or equipment are fastened to the Premises. Upon request of Landlord, Tenant, at its expense, shall remove from the Premises any trade fixtures, equipment and movable furniture placed in the Premises by Tenant. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the removal of the fixtures or equipment will impair the structure of the Premises. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture, alterations, additions and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them.

14.      DAMAGE AND DESTRUCTION.

         (a) If any building or improvements on or other portion of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. Landlord shall promptly proceed to determine the nature and extent of the damage or destruction and to estimate the time necessary to repair or restore the Premises. As soon as reasonably possible, Landlord shall give written notice to Tenant stating Landlord's estimate of the time necessary to repair or restore the Premises ("Notice of Repair"). In case the Premises shall be so damaged by fire or other casualty that in Landlord's reasonable opinion, the repair or restoration of the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty cannot be completed with the insurance proceeds available therefor within the remaining term of this Lease using normal construction methods and without the payment of overtime or other premiums, Landlord and Tenant shall each have the option to terminate the Lease; provided, however, (i) that Tenant shall also have an option to terminate this Lease if the estimate of time set forth in the Notice of Repair is longer than one hundred twenty (120) days after the date of the Notice of Repair and (ii) that Tenant shall not have the option to terminate this Lease if the damage or destruction was caused by the willful misconduct or gross negligence of Tenant or anyone claiming by, through or under Tenant. The option by either party to terminate this Lease in accordance with this Section 14(a) shall be given within ten days after the date of the Notice of Repair. If either party exercises its right to terminate the Lease, the Term shall expire ten days after the notice by either party exercising its option to terminate the Lease. Notwithstanding the above, any obligation of Landlord to cause the Premises to be repaired and restored is subject to any rights of a holder of a mortgage or deed of trust encumbering any interest of Landlord in the Premises to such proceeds.

         (b) If the Lease is not terminated in accordance with Section 14(a), the Lease shall continue in full force and effect, and Landlord shall cause the Premises to be repaired and restored to the extent of insurance proceeds available therefor with reasonable diligence. There shall be no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in any fixtures, appurtenances or equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's equipment or other property, and Landlord shall not be required to repair, replace or restore any of Tenant's furniture, furnishings or fixtures and equipment removable by Tenant or any improvements, alternations or additions installed by or for the benefit of Tenant under the provisions of this Lease, which shall be repaired or replaced by Tenant at its own expense.

         (c) The proceeds of any insurance maintained in accordance with Section 6(a) on the Premises, other than casualty insurance maintained by Tenant on Tenant's personal property, shall be paid to and become the property of Landlord, subject to any obligation of Landlord to cause the Premises to be repaired and restored in accordance with this Section 14. Notwithstanding any payment by Tenant for the cost of insurance premiums for insurance maintained on behalf of Landlord, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policy or other policies carried by Landlord and that such insurance is for the sole benefit of Landlord. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery. The proceeds of any insurance maintained by Landlord on the personal property of Tenant shall be paid to and become the property of Tenant.

15.      CONDEMNATION.

         If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "Taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises (even if the restorations described in Section 14 were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the Taking, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "Ending Date"). If this Lease ends according to this Section 15, prepaid rent will be appropriately prorated to the Ending Date. If part of the Leased Property are taken or conveyed without substantially interfering with Tenant's use of the Premises, this Lease shall not terminate but shall remain in full force and effect as to the part not taken or conveyed and the Rent to be paid by Tenant during the remainder of the Term shall be reduced to reflect the impact of such taking on Tenant.

16.      SUBORDINATION.

         16.1 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any first mortgage, first deed of trust or other first lien, encumbrance or indenture, together with any renewals, extensions, modifications, consolidations and replacements of them, which now or at any subsequent time affect the Premises, any interest of Landlord in the Premises or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). Any Tenant Mortgage and the rights thereunder are subject and subordinate to any mortgage, deed of trust or other lien, encumbrance or indenture, together with any renewals, extensions, modifications, consolidations and replacements of them, which now or at any subsequent time affect the

Premises, any interest of Landlord in the Premises or Landlord's interest in this Lease and the estate created by this Lease. This Section 16.1 will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant shall or shall cause Tenant Mortgagee to execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, any documents as may be reasonably requested by Landlord, or any mortgagee or any holder of a deed of trust or other instrument described in this Section 16, to confirm or effect the subordination.

         16.2 Attornment and Non-Disturbance If any holder of any mortgage, indenture, deed of trust or other similar instrument described in Section 16.1 succeeds to Landlord's interest in the Premises, Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease. The successor in interest will not be bound by any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest. Upon request by the successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment, provided such instrument provides that the successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

17.      LANDLORD'S ACCESS.

         Landlord, its agents, employees and contractors, may enter the Premises at any time in response to an emergency and, otherwise, upon reasonable prior notice and at reasonable hours to (a) inspect the Premises, (b) determine whether Tenant is complying with its obligations in this Lease, (c) supply any other service which this Lease requires Landlord to provide, (d) post notices of nonresponsibility or similar notices, or (e) make repairs which this Lease requires Landlord to make.

18.      INDEMNIFICATION AND NON-LIABILITY.

         18.1 Indemnification by Tenant. Tenant will indemnify and hold Landlord and Landlord's affiliates, members, officers, directors, shareholders, partners, joint venturers, agents and employees, harmless from, against and in respect of any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments and expenses (including without limitation reasonable attorneys' fees and court costs) incurred on or after the Commencement Date in connection with or arising from
(i) the use of the Premises by Tenant or any person claiming under Tenant; (ii) any activity, work or thing done or permitted or suffered by Tenant in or about the Premises; (iii) any acts, omissions or negligence of Tenant, any person claiming under Tenant, or any of Tenant's Agents; (iv) any breach, violation or nonperformance by Tenant, any person claiming under Tenant, or any of Tenant's Agents of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; or (v) any injury or damage to the person, property or business of Tenant or any of Tenant's Agents or any other person entering upon the Premises under the express or implied invitation of Tenant, except to the extent the same is caused by or results from the gross negligence or willful act of Landlord or any of Landlord's Agents.

         18.2 Indemnification by Landlord. Landlord will indemnify and hold Tenant and Tenant's affiliates, members, officers, directors, shareholders, partners, joint venturers, agents and employees harmless from, against and in respect of any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments and expenses (including without limitation reasonable attorneys' fees and court costs) incurred in connection with or arising from any injury or damage to the person, property or business of Tenant or any of Tenant's Agents or any other person entering upon the Premises or under the express or implied invitation of Tenant that is caused by or results from the gross negligence or willful act of Landlord or any of Landlord's Agents.

         18.3 Non-Liability. Tenant agrees that Landlord and Landlord's Agents will not be liable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned on or after the Commencement Date by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place, or by dampness, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises; or from construction, repair or alteration of the Premises or from any acts or omissions of any visitor of the Premises, or from any cause beyond Landlord's control, except as the same is caused by or results from the gross negligence or willful act of Landlord or any of Landlord's Agents.

19.      COVENANT OF QUIET ENJOYMENT.

         So long as Tenant pays the Rent and performs all of its obligations under the terms and conditions of this Lease, Tenant's possession of the Premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord, or by the holders of the mortgages described in Section 16.

20.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Lease or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the federal or state courts sitting in Denver, Colorado (and each of the parties hereto hereby consent to the exclusive jurisdiction of such courts and waive any objections thereto).

21.      DEFAULT.

         21.1 Cure. If Tenant fails to pay when due amounts payable under this Lease or to perform any of its other obligations under this Lease within the time permitted for its performance, then Landlord, after ten (10) days' written notice to Tenant and without waiving any of its rights under this Lease, may (but will not be required to) pay the amount or perform the obligation. All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any obligations (together with interest at the rate of ten percent (10%) per annum from the date of Landlord's payment of the amount or incurring of each cost or expense until the date of full repayment by Tenant) will be payable by Tenant to Landlord on demand. In the proof of any damages that Landlord may claim against Tenant arising out of Tenant's failure to maintain insurance, Landlord will not be limited to the amount of the unpaid insurance premium but will also be entitled to recover as damages for the breach the amount of any uninsured loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including reasonable attorneys' fees, arising out of damage to, or destruction of, the Premises occurring during any period for which Tenant has failed to provide the insurance.

         21.2 Events of Default. The following occurrences are "Events of Default" hereunder:

                  (i) Tenant defaults in the due and punctual payment of Rent, and the default continues for ten (10) days following written notice to Tenant; however, Tenant will not be entitled to more than two (2) notices for default in payment of Rent during any lease year, and if, within such lease year after any such notices have previously been given, any Rent is not paid when due, an event of default will have occurred without further notice;

                  (ii) Tenant vacates or abandons the Premises;

                  (iii) this Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subjected to any attachments by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged within fifteen
(15) days after its levy;

                  (iv) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved or makes an assignment for the benefit of creditors;

                  (v) involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment; or

                  (vi) Tenant breaches any of the other agreements, terms, covenants or conditions that this Lease requires Tenant to perform, and the breach continues for a period of ten (10) days after notice by Landlord to Tenant.

         21.3 Remedies. If any one or more Events of Default set forth in
Section 21.2 occurs and is not cured in accordance with it terms, then Landlord may, at its election, either:

                  (i) give Tenant written notice of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant's right to possession of the Premises will cease and the Lease will be terminated, except as to Tenant's liability set forth in this Section 21.3(i), as if the date fixed in the notice were the end of the Term. If this Lease is terminated pursuant to the provisions of this Section 21.3(i), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord's expenses in connection with reletting, including without limitation the expenses set forth in Section 21.3(ii). Landlord will be entitled to collect damages from Tenant monthly on the date on which the Rent and other amounts would have been payable under this Lease if it had not been terminated, and Landlord will be entitled to receive damages from Tenant on such dates; or

                  (ii) re-enter and take possession of the Premises or any part of the Premises; expel the Tenant from the Premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Landlord elects to re-enter the Premises as provided in this Section 21.3(ii) and take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises, in Landlord's or Tenant's name but for the account of Tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such terms and conditions (which may include reasonable concessions of free rent and the alteration and repair of the Premises consistent with the then prevailing market) as Landlord, in its reasonable discretion, may determine; provided, however, in calculating the amount due from Tenant hereunder, Tenant shall only be obligated to pay the costs and expenses associated with the concession of free rent for a two-month period and the costs and expenses associated with a concession of free rent beyond such two-month period shall be the responsibility of the Landlord. Landlord may collect and receive the Rent for the Premises. No re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of the intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and in that event the Lease will terminate as specified in the notice. If Landlord elects to take possession of the Premises according to this Section 21.3(ii) without terminating the Lease, Tenant will pay Landlord the Rent and other sums which would be payable under this Lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses incurred in connection with the reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. Tenant will pay the amounts to Landlord monthly on the dates on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on such dates.

22.      HOLDING OVER.

         If Tenant remains in possession of the Premises after the end of this Lease, Tenant will occupy the Premises as a Tenant from month to month, subject to all conditions, provisions and obligations of this Lease in effect on the last day of the Term, provided, however, Rent shall be increased to 125% of the existing Rent at the end of the Term.

23.      ESTOPPEL CERTIFICATES.

         Within no more than ten (10) days after written request by Landlord but no more frequently than one (1) times during each twelve-month period of the Term unless otherwise required by (a) law or (b) a purchaser or a lender with respect to a sale, transfer, refinancing or other similar transaction, Tenant will execute, acknowledge and deliver to Landlord a certificate stating:

                  (i) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified, accompanied by a copy of the modification agreement;

                  (ii) the date to which rental and other sums payable under this Lease have been paid;

                  (iii) that no notice has been received by Tenant of any default which has not been cured, or, if the default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so;

                  (iv) that Tenant has accepted and occupied the Premises;

                  (v) that Tenant has no claim or offset against Landlord, or, if it does, stating the nature of the claim or offset; and

                  (vi) other matters as may be reasonably requested by Landlord.

Any certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within ten (10) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct.

24.      NO WAIVER.

         No waiver of any condition or agreement in this Lease by either Landlord or Tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement. No act or thing done by Landlord or Landlord's employees or agents during the Term will be deemed an acceptance of a surrender of the Premises and no agreement to accept the surrender will be valid unless in writing signed by Landlord. The delivery of Tenant's keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect. No payment by Tenant, or receipt from Landlord, of a lesser amount than the Rent or other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Rent will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord's right to recover the balance of the Rent or to pursue any other remedy available to Landlord. If this Lease is assigned, or if the Premises or any part of the Premises are sublet or occupied by anyone other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent reserved in this Lease. No collection will be deemed a waiver of the covenant in this Lease against assignment and subletting; the acceptance of the assignee, subtenant or occupant as Tenant; or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

25.      MISCELLANEOUS.

         25.1 Authority. If Tenant signs this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

         25.2 Force Majeure.

         Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of terms, covenants and conditions of this Lease if the same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, controls, restrictions or delays, inability to obtain any materials, services, zoning, Project permits, Acts of God, fire or other unavoidable casualty, earthquake, floods, explosions, actions of the elements, extreme weather conditions, undue precipitation, other weather conditions, delays caused by Tenant or other cause beyond the reasonable control of Landlord.

         25.3 Memorandum of Lease.

         Upon mutual consent of the parties hereto, this Lease or a memorandum hereof may be recorded by the parties.

         25.4 Limitation on Liability.

         Notwithstanding anything to the contrary herein, Landlord's liability under the Lease shall be limited to Landlord's interest in the Building.

         25.5 Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease will be written and will be deemed to have been given (i) when personally delivered, or (ii) on the third day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to:

         If to Landlord:            5000 Independence Street
                                    Arvada, Colorado  80002
                                    Attention: Eric Pollock
                                    Telecopy:
                                             ----------------

         With a copy to:            Hogan and Hartson, L.L.P.
                                    1200 17th Street
                                    Suite 1500
                                    Denver, Colorado 80202
                                    Attention: Douglas A. Pluss
                                    Telecopy: (303) 899-7333

         If to Tenant:              5000 Independence Street
                                    Arvada, Colorado  80002
                                    Attention: Steve Neumann
                                    Telecopy:
                                             ----------------

         With a copy to:

                                    -------------------------
                                    -------------------------
                                    -------------------------
                                    Attention:
                                              ---------------
                                    Telecopy:
                                             ----------------

Either Landlord or Tenant may change its address or addressee for purposes of this Section by giving ten (10) days prior notice according to this Section. Any notice from Landlord to Tenant will be deemed to have been given if delivered to the Premises, addressed to Tenant, whether or not Tenant has vacated or abandoned the Premises.

         25.6 Attorneys' Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigation at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with the litigation.

         25.7 Binding Effect. This Lease will inure to the benefit of, and will be binding upon, Landlord's successors and assigns. This Lease will inure to the benefit of, and will be binding upon, the Tenant's successors and assigns so long as the succession or assignment is permitted by Section 9.

         25.8 Headings; Meaning of Words; Entire Agreement. The headings used in this Lease are inserted for convenience and are not to be considered in the construction of the provisions of this Lease. The word "Landlord" means only the owner of the Premises from time to time, and, in the event of any sale or conveyance of the Premises, the Landlord shall be released from all covenants, agreements and conditions as Landlord hereunder and without further agreement between the parties, the purchaser or other transferee of the Premises shall be deemed to have assumed all covenants, agreements and conditions of Landlord hereunder.

         25.9 Severability. The invalidity or unenforceability of any provision of this Lease shall not effect or impair the validity of any other provision. The laws of the state in which the Project is located shall govern the interpretation, validity, performance and enforcement of this Lease.

         25.10 Entire Agreement. This Lease, any exhibits hereto, and the Purchase Agreement constitute the entire agreement of the parties with respect to the Premises and all prior understandings and agreements are hereby superseded. This Lease may not be amended or modified except by agreement in writing signed by both parties.


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         25.11 Governing Law. This Lease shall be governed, construed and enforced with the Laws of the State of Colorado, without regard to conflicts of law principles.



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



         Landlord and Tenant have executed this Lease as of the date first written above.


         LANDLORD:

         5000 INDEPENDENCE STREET LLC, a Colorado
         Limited Liability Company


         By: /s/ DAVID POLLOCK
            -----------------------------------
         Name: David Pollock
              ---------------------------------
         Its: Manager
             ----------------------------------

         TENANT:

         MEDICAL DEVICE MANUFACTURING, INC., a Colorado corporation


         By: /s/ BRUCE L. ROGERS
            -----------------------------------
         Name: Bruce L. Rogers
              ---------------------------------
         Its: Vice President
             ----------------------------------



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